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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) June 8, 2007
                                                           ------------

                              Seamless Wi-Fi, Inc.
                              --------------------
             (Exact name of registrant as specified in its chapter)


          Nevada                     0-20259                     33-0845463
          ------                     -------                     ----------
(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation            File Number)               Identification No.)

           800N. Rainbow Blvd, Suite 208
                 Las Vegas, Nevada                                  89107
                 -----------------                                  -----
     (Address of principal executive offices)                    (Zip Code)




                                 (775)-588-2387
                                 --------------
               Registrant's telephone number, including area code


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)



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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 7, 2007, Seamless Wi-Fi, Inc. (the "Company") entered into a Loan Satisfaction Agreement (the "Agreement") with Ayuda Funding Corp., a Nevada corporation ("Ayuda"). The Agreement provides that the Company transfer will transfer 1,000,000 shares of common stock of 1st Global Financial Corporation, a Nevada corporation, and 500,000 shares of common stock of DLR Funding, Inc., a Nevada corporation (collectively, the "Valuable Assets"), to Ayuda as payment in full of the three previous loan agreements with Ayuda (collectively, the "Loan") with a current balance of $4,904,508.03. The Agreement provides that upon transfer of the Valuable Assets from the Company to Ayuda, the Loan shall be immediately deemed satisfied in full.

There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to this Agreement.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On June 7, 2007, Seamless Wi-Fi, Inc. (the "Company") disposed of and transferred 1,000,000 shares of common stock of 1st Global Financial Corporation, a Nevada corporation, and 500,000 shares of common stock of DLR Funding, Inc., a Nevada corporation (collectively, the "Valuable Assets"), held by the Company to Ayuda Funding Corp., a Nevada corporation ("Ayuda") pursuant to the Loan Satisfaction Agreement dated June 7, 2007. The Valuable Assets were transferred to Ayuda as payment in full of the three previous loan agreements with a total balance of $4,904,508.03.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 7, 2007                 SEAMLESS WI-FI, INC.


                                    /s/ Albert Reda
                                    -------------------------------------------
                                    By:  Albert Reda
                                    Its: Chief Executive Officer and Chief
                                    Financial Officer (Principal Executive
                                    Officer, Principal Financial Officer and
                                    Principal Accounting Officer)